Exhibit 3.21

State of Delaware Secretary of State Division of Corporations Delivered 05:38 PM 09/09/2008 FILED 05:38 PM 09/09/2008 SRV 080939267 – 4597802 FILE

CERTIFICATE OF FORMATION

OF

BCA OF DETROIT, LLC

The undersigned authorized person, desiring to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, does hereby certify as follows:

I.

The name of the limited liability company is BCA of Detroit, LLC (the “LLC”).

II.

The address of the registered office of the LLC in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware. The name of the registered agent is National Registered Agents, Inc.

III.

The Certificate of Formation shall be effective upon the filing of the Certificate in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of BCA of Detroit, LLC on this 9th day of September, 2008.

By:	/s/ Brian R. Browder
Brian R. Browder, Authorized Person